                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               HOLLY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               HOLLY CORPORATION
                               100 CRESCENT COURT
                                   SUITE 1600
                            DALLAS, TEXAS 75201-6927
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                               DECEMBER 14, 2000

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Holly Corporation will be held in Suite 200, First National Bank Building, 303 West Main, Artesia, New Mexico, on Thursday, December 14, 2000, at 9:30 o'clock A.M. local time, to

          1. Elect a board of nine directors for the ensuing year;

          2. Consider and act upon the proposed Holly Corporation 2000 Stock Option Plan;

          3. Consider and act upon a proposal submitted by a stockholder; and

          4. Transact such other business as may properly come before the meeting, or any adjournment thereof.

     Only stockholders of record on October 25, 2000 are entitled to notice of and to vote at the meeting.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE ON WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR TO VOTE USING THE INTERNET OR BY TELEPHONE AS DESCRIBED ON PAGE 18 OF THE PROXY STATEMENT UNDER "VOTING VIA THE INTERNET OR BY TELEPHONE." PROXIES FORWARDED BY OR FOR BROKERS, BANKS, OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                          By Order of the Board of Directors:

                                                      W. JOHN GLANCY
                                                        Secretary

Dallas, TX
November 9, 2000

                                PROXY STATEMENT
                                       OF
                               HOLLY CORPORATION
                               100 CRESCENT COURT
                                   SUITE 1600
                            DALLAS, TEXAS 75201-6927

     The enclosed proxy for the Annual Meeting of Stockholders to be held December 14, 2000 is being solicited on behalf of the Board of Directors of Holly Corporation and is revocable at any time prior to the exercise of the powers conferred thereby by written notice to the Secretary of the Company or in open meeting. The proxy statement and proxy are expected to be sent to stockholders commencing on November 9, 2000. The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies by mail, telephone, telecopier or in person, without special compensation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

     The Company's Annual Report for its 2000 fiscal year, which ended on July 31, 2000, is being distributed concurrently herewith. The Board of Directors has fixed October 25, 2000, as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the close of business on that record date, there were outstanding 7,550,814 shares of the common stock, par value $.01 per share (the "Common Stock"), the holders of which are entitled to one vote per share.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 20, 2000 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for director,
(iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors as a group. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6927.

                                                          AMOUNT AND NATURE OF       PERCENT OF
                  NAME AND ADDRESS                             BENEFICIAL           COMMON STOCK
                 OF BENEFICIAL OWNER                          OWNERSHIP(A)          OUTSTANDING
                 -------------------                      --------------------      ------------
Merrill Lynch Trust Company, FSB                             819,995 shares(1)         10.9%
Trustee for Thrift Plan for Employees of
  Holly Corporation, Its Affiliates and Subsidiaries
9603 South Meridian Boulevard
B-4-GES-SW
Englewood, Colorado 80112
Brown Brothers Harriman Trust Company of Texas, as         1,511,136 shares            20.0%
  trustee of trusts in the names of Betty Regard,
  Margaret Simmons and Suzanne Bartolucci(2)
2001 Ross Avenue
Dallas, Texas 75201-2996
Brown Brothers Harriman Trust Company of Texas, as            56,606 shares             0.7%
  trustee of a trust for the benefit of David
  Norsworthy.
2001 Ross Avenue
Dallas, Texas 75201-2996
Lamar Norsworthy                                             338,104 shares(3)(7)       4.5%
Nona Barrett                                                 328,132 shares             4.3%
P.O. Box 150
Crested Butte, Colorado 81224
David Norsworthy, Lamar Norsworthy and Brown Brothers        285,858 shares(5)          3.8%
  Harriman Trust Company of Texas, as co-trustees of
  three trusts for the benefit of David and Lamar
  Norsworthy and Nona Barrett, respectively(4)
2001 Ross Avenue
Dallas, Texas 75201-2996
FMR Corp.                                                    825,000 shares            10.9%
82 Devonshire Street
Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc.                              586,870 shares             7.8%
1299 Ocean Avenue
Santa Monica, California 90401
Matthew P. Clifton                                            62,352 (7)               *
W. John Glancy                                                 5,200 (7)               *
William J. Gray                                               59,049 (7)               *
Marcus R. Hickerson                                            1,556                   *
A. J. Losee                                                    1,000                   *
Thomas K. Matthews, II                                           400                   *
Robert G. McKenzie                                             1,000                   *
Jack P. Reid                                                 104,359 (7)                1.4%
Henry A. Teichholz                                            31,624 (7)               *
John A. Knorr                                                 24,568 (7)               *
All directors and officers as a group -- 20                1,102,239 (7)               14.6%
  Persons(6)

---------------

 *  less than one percent

(a) Sole voting and investment power except as shown otherwise.

(1) Plan participants share voting power.

(2) The named individuals are life beneficiaries and their "children and descendants," of whom there are now nine, are residuary beneficiaries of these trusts.

(3) Does not include 285,858 shares which are beneficially owned by three trusts of which this owner is a co-trustee and which are listed separately.

(4) The named individuals are the life beneficiaries and members of their families are the residuary beneficiaries of these trusts. Substantially all of the 285,858 shares are held in a limited partnership of which the general partner is a limited liability company owned and controlled by these trusts; the 98.5% limited partner in such partnership is a trust of which David Norsworthy, Lamar Norsworthy and Brown Brothers Harriman Trust Company of Texas are co-trustees and under which, unless the life beneficiary of the trust exercises a power of appointment directing otherwise, residuary beneficiaries are the trusts for the benefit of David and Lamar Norsworthy and Nona Barrett of which Brown Brothers Harriman Trust Company of Texas is the trustee.

(5) The three co-trustees share indirect voting and investment powers. Lamar Norsworthy disclaims that he is the beneficial owner except as to 1,430 of these shares.

(6) Includes 284,428 shares as to which Lamar Norsworthy, Chairman of the Board and Chief Executive Officer of the Company, disclaims beneficial ownership.

(7) The number of shares beneficially owned includes shares of Common Stock of which such individuals have the right to acquire beneficial ownership either currently or within 60 days after October 20, 2000, upon the exercise of options, as follows: 20,000 shares for Mr. Norsworthy, 44,000 shares for Mr. Clifton, 5,000 shares for Mr. Glancy, 32,000 shares for Mr. Gray, 40,000 shares for Mr. Reid, 14,000 shares for Mr. Teichholz, 16,000 shares for Mr. Knorr and 267,000 shares for all directors and officers as a group.

                             ELECTION OF DIRECTORS

     At the Annual Meeting it is proposed to elect the nine management nominees shown below to hold office as directors until the next annual meeting of stockholders or until their respective successors shall have been elected and qualify.

     Each of the nominees listed below was elected as director by the stockholders at the annual meeting in 1999. If any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxy, for the election of a substitute who may be selected by the present Board of Directors. Management has no reason to believe that any of the nominees named below will be unable to serve.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of directors, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. The election of directors will be decided by a plurality vote. Thus, abstentions and broker non-votes will be treated as votes neither "for" nor "against" the election of directors, although abstentions and broker non-votes will be counted in determining if a quorum is present.

     Set forth below is certain information about each nominee, including principal occupations for at least five years. Offices with the Company have been held for at least five years, unless otherwise indicated. Membership on certain Board committees is indicated by (A) for audit committee, compensation committee and public policy committee and by (E) for executive committee:

          Matthew P. Clifton, 49, a director since 1995, has been with the Company for over fifteen years and is President of the Company. From 1991 to 1995 he served as Senior Vice President with responsibilities for refining operations, engineering and oil and gas activities for the Company. (E)

          W. John Glancy, 58, a director from 1975 to 1995 and since September 1999, is Senior Vice President, General Counsel and Secretary of the Company. From December 1998 to September 1999, he was Senior Vice President, Legal of the Company and he has held the office of Secretary since April 1999. From 1995 through March 1997 he was a partner and subsequently counsel in the Dallas office of the Weil, Gotshal & Manges LLP law firm; from March 1997 through March 1999, he practiced law in the Law Offices of W. John Glancy in Dallas. (E)

          William J. Gray, 59, a director since September 1996, is a consultant to the Company. Until October 1999, Mr. Gray was Senior Vice President, Marketing and Supply of the Company.

          Marcus R. Hickerson, 74, a director since 1960, was a consultant to Centex Development Company from 1987 to 1999 and has been President of Waxahachie Community Development Corporation since October 1999. (A)

          A. J. Losee, 75, a director since 1978, is of counsel in the Artesia, New Mexico law firm of Losee, Carson, Haas & Carroll, P.A., and has practiced law for more than 40 years. (A) (E)

          Thomas K. Matthews, II, 74, a director since 1978, is a financial consultant. (A)

          Robert G. McKenzie, 62, a director since 1992, is a private consultant. From January 1990 to August 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas. (A)

          Lamar Norsworthy, 54, a director since 1967, is Chairman of the Board and Chief Executive Officer of the Company, and from 1988 to 1995 he was also President. Mr. Norsworthy is also a director of Triton Energy Limited.
     (E)

          Jack P. Reid, 64, a director since 1977, is a consultant to the Company. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company. (E)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based upon the Company's review of the reports and amendments on Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such reports concerning beneficial ownership were filed in a timely manner by reporting persons.

BOARD COMMITTEES AND MEETINGS

     The Audit Committee of the Board of Directors, which met three times during the 2000 fiscal year, is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors, reviewing quarterly and annual reports filed with the Securities and Exchange Commission, and reviewing certain activities of the independent auditors and their reports and conclusions. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included in this Proxy Statement as Appendix A. All members of the Audit Committee are independent as independence is defined in Section 121(A) of the American Stock Exchange's listing standards.

     The Compensation Committee of the Board of Directors, which met five times during the 2000 fiscal year, is responsible for recommending to the Board changes in the compensation of executive personnel, for determining salaries and bonuses for employee directors, and for reviewing and making recommendations relative to the Company's employee benefit plans. In addition, an Executive Stock Option Committee composed of certain nonemployee directors is responsible for considering grants of stock options to officers and directors of the Company under the Holly Corporation Stock Option Plan which expires on December 31, 2000; this committee met three times during the 2000 fiscal year.

     The Public Policy Committee of the Board of Directors, which met two times during the 2000 fiscal year, is responsible for (1) reviewing the Company's policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters, and
(2) recommending to management and the Board of Directors the formulation or modification of policies and procedures concerning such matters.

     The Executive Committee of the Board of Directors has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. This committee did not meet during the 2000 fiscal year.

     The Board of Directors does not have a standing nominating committee.

     During the 2000 fiscal year, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which that director served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table and notes present the compensation provided by the Company to its chief executive officer and the other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended July 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION(1)
                                                             ---------------------------------------
                                                                                        LONG-TERM           ALL
                   NAME AND                                                           COMPENSATION         OTHER
                   PRINCIPAL                       FISCAL                                AWARDS         COMPENSATION
                   POSITION                         YEAR      SALARY      BONUS        OPTIONS(#)           (2)
                   ---------                       ------    --------    --------    ---------------    ------------
Lamar Norsworthy...............................     2000     $471,668    $131,000     100,000             $ 19,853
        Chairman of the Board and                   1999     $453,000    $169,000          --             $ 15,000
        Chief Executive Officer                     1998     $436,000    $120,000          --             $ 18,684
Matthew P. Clifton.............................     2000     $390,000    $109,000      40,000             $  7,311
        President                                   1999     $314,400    $116,000          --             $  7,758
                                                    1998     $280,600    $ 95,000      45,000             $ 18,583
W. John Glancy.................................     2000     $203,680    $ 70,000      25,000             $  2,787
        Senior Vice President, General              1999     $ 67,000    $ 24,800          --             $253,025
        Counsel and Secretary
Henry A. Teichholz.............................     2000     $171,918    $ 36,500      10,000             $  8,067
        Vice President                              1999     $165,718    $ 43,500          --             $  6,921
                                                    1998     $159,728    $ 46,000      15,000             $  6,722
John A. Knorr..................................     2000     $161,370    $ 38,000      20,000             $  6,720
        Vice President, Crude Oil                   1999     $154,750    $ 46,000          --             $  6,440
        Supply and Trading                          1998     $149,030    $ 45,000      15,000             $  6,190

---------------

(1) Any perquisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds established by the SEC (the lesser of $50,000 or 10% of the individuals' total annual salary and bonus).

(2) All Other Compensation -- details for fiscal 2000:

                                                              DIVIDENDS   COMPANY
                                                                 ON       MATCHING
                                                               PHANTOM     THRIFT
                            NAME                               SHARES       PLAN      OTHER      TOTAL
                            ----                              ---------   --------    -----      -----
Lamar Norsworthy............................................   $13,453     $6,400         --    $ 19,853
Matthew P. Clifton..........................................   $   911     $6,400         --    $  7,311
W. John Glancy..............................................        --     $2,787         --    $  2,787
Henry A. Teichholz..........................................   $   394     $7,673         --    $  8,067
John A. Knorr...............................................   $   265     $6,455         --    $  6,720

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                    % OF                               POTENTIAL REALIZABLE
                                                    TOTAL                                VALUE AT ASSUMED
                                                   OPTIONS                             ANNUAL RATES OF STOCK
                                     NUMBER OF     GRANTED                            PRICE APPRECIATION FOR
                                     SECURITIES      TO                                   OPTION TERM(2)
                                     UNDERLYING   EMPLOYEES   EXERCISE                -----------------------
                                      OPTIONS     IN FISCAL   OR BASE    EXPIRATION      (A)          (B)
               NAME                  GRANTED(1)     YEAR       PRICE        DATE         5%           10%
               ----                  ----------   ---------   --------   ----------   ---------   -----------
Lamar Norsworthy...................   100,000         25%      $14.00     9/24/09     $880,452    $2,231,239
Matthew P. Clifton.................    40,000         10%       14.00     9/24/09      352,181       892,496
W. John Glancy.....................    25,000          6%       14.00     9/24/09      220,113       557,810
Henry A. Teichholz.................    10,000          3%       14.00     9/24/09       88,045       223,124
John A. Knorr......................    20,000          5%       14.00     9/24/09      176,090       446,248

---------------

(1) All of these options, which were granted on September 24, 1999 pursuant to the Holly Corporation Stock Option Plan, were non-qualified, were granted at market value on the date of grant, vest 20% after one year and 20% thereafter in each of the following four years, and have a term of ten years.

(2) Caution is recommended in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. These figures assume that the value of Company stock appreciates 5% or 10% each year, compounded annually, for ten years (the life of each option) and the figures are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of the options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2009. Depending on inflation rates, these amounts could be worth significantly less in 2009, in real terms, than their value today.

                AGGREGATED OPTION/STOCK APPRECIATION RIGHT (SAR)
                         EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                  SHARES                         OPTIONS/ SARS                     SARS
                                 ACQUIRED                          AT FY END                   AT FY END(2)
                                    ON         VALUE      ---------------------------   ---------------------------
NAME                             EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------   -----------   -----------   -------------   -----------   -------------
Lamar Norsworthy(1)............     --          --           7,062         100,000        $84,744          --
Matthew P. Clifton.............     --          --          27,000          58,000             --          --
W. John Glancy.................     --          --              --          25,000             --          --
Henry A. Teichholz.............     --          --           9,000          16,000             --          --
John A. Knorr..................     --          --           9,000          26,000             --          --

---------------

(1) The named officer holds 7,062 Phantom Shares, which were granted for past services and to compensate for the exclusion of the officer from the Employee Stock Ownership Plan ("ESOP") in the 1986-88 fiscal years. Phantom Shares are unsecured rights to cash payments based on the market value of such shares at future dates. Payments based on market value of Common Stock are generally due 40 days after termination of employment or the date of final distribution to the officer under the ESOP unless the officer elects to defer payments to future dates that may not be later than 60 days after the officer's death or permanent disability.

(2) Calculated based on the fair market value of the Company's Common Stock on July 31, 2000 ($12.00 per share) minus the exercise price.

BONUS ARRANGEMENTS

     The Company and its principal subsidiaries provide incentive bonuses for certain key personnel. Bonuses are based in part on the performance of the Company and in part on assessment of individual performance. See "Compensation Committee Report on Executive Compensation."

RETIREMENT PLAN

     The Company has a noncontributory Retirement Plan for all permanent employees. The following table sets forth the estimated annual retirement benefits (subject to reduction for Social Security offsets) that would be payable in 2000 for certain salary ranges under the Retirement Plan and the retirement restoration plan described below:

                               PENSION PLAN TABLE

                                                               YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT
HIGHEST THREE-YEAR                                   -------------------------------------------------------------------
  AVERAGE SALARY                                       10          15          20          25          30          35
------------------                                   -------    --------    --------    --------    --------    --------
    $150,000.......................................  $24,000    $ 36,000    $ 48,000    $ 60,000    $ 72,000    $ 84,000
     200,000.......................................   32,000      48,000      64,000      80,000      96,000     112,000
     250,000.......................................   40,000      60,000      80,000     100,000     120,000     140,000
     300,000.......................................   48,000      72,000      96,000     120,000     144,000     168,000
     350,000.......................................   56,000      84,000     112,000     140,000     168,000     196,000
     400,000.......................................   64,000      96,000     128,000     160,000     192,000     224,000
     450,000.......................................   72,000     108,000     144,000     180,000     216,000     252,000
     500,000.......................................   80,000     120,000     160,000     200,000     240,000     280,000

     The compensation covered by the Company's retirement plans is the salary paid to each employee, the amount of which is shown in the Summary Compensation Table on page 6 under the heading "Salary" for each executive listed therein. At July 31, 2000, Messrs. Norsworthy, Clifton, Glancy, Teichholz, and Knorr were credited with 27, 20, 1, 27 and 27 years of service, respectively. Under the Plan, subject to certain age and length-of-service requirements, employees upon normal retirement are entitled to a life annuity with yearly pension payments equal to 1.6% of average annual salary compensation during their highest compensated consecutive 36-month period of employment with the Company multiplied by total credited years of service, less 1.5% of primary Social Security benefits multiplied by such service years but not to exceed 45% of such benefits.

     Benefits up to limits set by the Internal Revenue Code are funded by Company contributions to the Retirement Plan, with the amounts determined on an actuarial basis. The Internal Revenue Code currently limits benefits that may be covered by the Retirement Plan's assets to $135,000 per year (subject to increases for future years based on price level changes) and limits the compensation that may be taken into account in computing such benefits to $170,000 for the 2000 fiscal year (subject to certain upward adjustments for future years). Effective from the 1995 fiscal year, the Company has a retirement restoration plan that provides for additional payments from the Company so that total retirement plan benefits for executives will be maintained at the levels provided in the Retirement Plan before the application of the Internal Revenue Code limitations.

THRIFT PLAN

     The Company has a Thrift Plan, which is qualified under the Internal Revenue Code, for eligible employees of the Company and its subsidiaries.

     Employees with at least one year of service may elect to participate in the Thrift Plan by making contributions to the Plan of from 2% to 18% of their compensation. The Company matches employee contributions up to 4% of their compensation. In 2000, employee contributions that are made on a tax-deferred basis are limited to $10,500 per year. Employees may direct Company contributions to be invested in Common Stock. Company contributions vest upon the earlier of five years of credited service or termination of employment due to retirement, disability or death. Matching Company contributions for executive officers under the Thrift Plan have been included in the Summary Compensation Table under the column captioned "All Other Compensation."

     Many employees of the Company and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan ("ESOP") established in 1985. Initially, the ESOP owned 1,500,000 shares of Common Stock. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP's ten-year installment note issued to the Company in connection with the ESOP's purchase of Common Stock from the Company. Shares were allocated to participants based on their compensation. Participants' shares vest upon the earlier of five years' credited service or termination of employment due to retirement, disability or death. For the 2000 fiscal year, no shares of Common Stock held by the ESOP were allocated to participants since allocations after the 1996 fiscal year are effectively limited to allocations of forfeitures and there were no forfeitures for the 2000 fiscal year. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant's ESOP account became a Company Stock ESOP Account in the Thrift Plan.

ESOP RESTORATION PLAN

     The Company adopted an ESOP restoration plan to provide additional benefits to executives whose allocations of Company shares from the ESOP for the 1995 and 1996 fiscal years were reduced because of the application of Internal Revenue Code limitations. The plan provides for the grant to participants after the end of the 1995 and 1996 fiscal years of "phantom shares" equal in number to the number of shares not allocated to participants because of the Internal Revenue Code limitations. The phantom shares under the plan are unsecured rights to cash payments based on dividends paid on shares of Common Stock and on the market value of such shares at future dates. Payments based on market value of Common Stock will generally be made at the time of a participant's termination of employment or at the time of a final distribution to the participant under the ESOP unless the participant elects to defer payments over a 10-year period. A total of 15,470 phantom shares were granted to participants for the 1995 and 1996 fiscal year. Phantom shares held at July 31, 2000 by executive officers are as follows: 2,830 shares by Mr. Norsworthy, 1,340 by Mr. Clifton, none by Mr. Glancy, 580 by Mr. Teichholz, and 390 by Mr. Knorr.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or its subsidiaries are eligible to be paid $12,000 per annum, plus $1,000 per day per attended meeting, other than conference telephone meetings, of the Board and per attended meeting of a committee of the Board that does not immediately precede or follow a Board meeting. Officers of the Company do not receive compensation for serving on the Board of Directors.

CONSULTING AGREEMENTS

     In October 1999, Holly entered into a consulting agreement with Mr. Reid, effective as of August 1, 1999. The consulting agreement, which has a term that extends through July 31, 2002, provides for a monthly consulting fee of $27,500 and reimbursement of out of pocket expenses. In addition, Mr. Reid agreed not to compete against the Company during the term of the agreement.

     In August 1999, Holly entered into a consulting agreement with Mr. Gray, effective as of October 1, 1999. The consulting agreement, which has a term that extends through September 30, 2001, provides for a monthly consulting fee of $15,700 and reimbursement of out of pocket expenses. In addition, the Company, for purposes of calculating Mr. Gray's benefit payments under the Holly Corporation Retirement Plan and Retirement Restoration Plan, agreed to increase his age and years of service by five years prior to the commencement of such payments. Mr. Gray also agreed not to compete against the Company, during the term of the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during the 2000 fiscal year are listed below. None of the members of the Committee was an officer or employee of the Company or any of its subsidiaries during the 2000 fiscal year. The member of the Committee who in prior years was an officer of the Company or of a subsidiary is indicated below by (O).

Marcus R. Hickerson(O)                             Thomas K. Matthews, II
A.J. Losee                                         Robert G. McKenzie

No executive officer of the Company served as a director or member of the compensation committee of another entity which had an executive officer serving as a member of the Company's Board of Directors or the Board's Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for the compensation programs for the executive officers of the Company. The Committee determines the compensation of officers who are also directors (other than any grants of stock options, which are subject to the jurisdiction of the Executive Stock Option Committee under the current Holly Corporation Stock Option Plan) and reviews overall compensation levels for the Company's other executive officers. There were five meetings of the Compensation Committee during the 2000 fiscal year.

     The basic objective of the Company's compensation program for executives is to provide levels of compensation that allow the Company to attract and retain productive executives who are motivated to protect and enhance the long-term value of the Company for its shareholders. The Company seeks to establish and maintain levels of compensation that will be competitive with levels for comparable companies. Competitive compensation levels are estimated on the basis of available information on compensation paid by companies in the Company's industry that are most similar to the Company, taking into account the Company's size and place in the refining industry. Executive compensation programs are intended to reward each executive based on Company performance and individual performance and to balance appropriately short-term and long-term considerations.

     For the 2000 fiscal year, the Company's major compensation programs for executives were salaries, stock options, annual bonuses, benefits under retirement and thrift plans, and benefits under the retirement restoration plan.

     Salaries of executives are set at levels intended to be competitive with levels for comparable businesses. Salaries are reviewed and adjusted annually.

     Stock options granted under the Holly Corporation Stock Option Plan currently constitute the principal long-term incentive compensation arrangements for executives. As of the close of the 2000 fiscal year, the Company had options outstanding for a total of 683,000 shares; 323,000 of these options were granted in March 1998 and have an exercise price of $26.75 per share; 360,000 of these options were granted during the 2000 fiscal year and have exercise prices ranging from $10.125 to $14.00 per share. Options granted during the 2000 fiscal year become exercisable at the rate of 20% per year beginning one year after the date of grant. As of October 20, 2000, the Company has outstanding options for a total of 703,000 shares, of which options for a total of 329,600 shares are immediately exercisable. The Committee has recommended adoption of the proposed Holly Corporation 2000 Stock Option Plan being submitted to stockholders of the Company at the Company's December 14, 2000 Annual Meeting of Stockholders; if adopted, the 2000 Stock Option Plan would replace the expiring Holly Corporation Stock Option Plan and authorize the grant of additional options for a total of 750,000 shares through December 31, 2010.

     Bonuses are based in part on an evaluation of the performance of the Company and in part on assessments of individual performance. Because of the relative size of the Company in the refining industry and the susceptibility of the Company and the industry to unexpected changes in circumstances that can have major impacts -- positive or negative -- on performance, the Company's performance, as measured principally by net income, is evaluated by the Committee after the end of the fiscal year in light of the circumstances of the Company and the industry for the year completed. In this evaluation, particular consideration is given to the Company's handling during the year of the controllable elements affecting current and future results of operations and to the Company's performance for the year as compared to historical levels; the Committee also takes into account as appropriate any major differences between Company performance and the performance levels of other companies in the refining industry. In the case of Mr. Norsworthy, Mr. Clifton, and Mr. Glancy, Company performance has been the predominant element in the determination of bonuses. In the case of bonuses for other executives, the relative importance of individual performance and Company performance varies among executives depending on their responsibilities within the Company. Amounts of bonuses for different performance levels are intended to be competitive with bonus levels of comparable companies.

     Compensation of Lamar Norsworthy, the Company's Chairman of the Board and Chief Executive Officer, is determined by the Committee under the principles described above. The Committee believes that Mr. Norsworthy's current salary level is at or slightly below a competitive level based on comparisons with other refining companies. Effective June 1, 2000, Mr. Norsworthy's annual salary was increased by approximately 4% to a level of $490,000 per year for the period through the end of the Company's 2001 fiscal year. Since Mr. Norsworthy has overall responsibility for the Company, Mr. Norsworthy's bonus is based primarily on evaluation of the performance of the Company for the last completed fiscal year. In the Committee's view, the Company's performance for the 2000 fiscal year was disappointing. Based on this evaluation, Mr. Norsworthy's bonus for the 2000 fiscal year was set by the Committee at $131,000, which is a reduction of $38,000 from the bonus for the 1999 fiscal year and represents a 25% reduction in Mr. Norsworthy's bonus expressed as a percentage of fiscal year salary.

                Compensation Committee of the Board of Directors

Thomas K. Matthews, II,                 A. J. Losee
       Chairman                         Robert G. McKenzie
Marcus R. Hickerson

     The Compensation Committee Report on Executive Compensation will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the period of five fiscal years commencing July 31, 1995 and ending July 31, 2000, the yearly percentage change in the cumulative total shareholder return on the Company's Common Shares to the cumulative total return of the S&P Composite 500 Stock Index and of an industry peer group chosen by the Company.

           COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURNS(1)

                                           Holly Corporation             S&P 500            New Industry Peer Group (2)
July 1995                                             100.00              100.00                                100.00
July 1996                                             117.00              116.10                                112.00
July 1997                                             119.00              177.60                                173.20
July 1998                                             113.10              212.40                                160.10
July 1999                                              73.30              255.30                                146.00
July 2000                                              62.00              279.00                                141.30

                                              Old Industry Peer Group (2)
July 1995                                                         100.00
July 1996                                                         111.60
July 1997                                                         171.50
July 1998                                                         160.70
July 1999                                                         140.10
July 2000                                                         134.20

-------------------------------------------------------------------------------------------------------------------
                                             July 1995   July 1996   July 1997   July 1998   July 1999   July 2000
-------------------------------------------------------------------------------------------------------------------
 Holly Corporation                            $100.00     $117.00     $119.00     $113.10     $ 73.30     $ 62.00
 S&P 500                                      $100.00     $116.10     $177.60     $212.40     $255.30     $279.00
 New Industry Peer Group(2)                   $100.00     $112.00     $173.20     $160.10     $146.00     $141.30
 Old Industry Peer Group(2)                   $100.00     $111.60     $171.50     $160.70     $140.10     $134.20

(1) The amounts shown assume that the value of the investment in the Company and each index was $100 on July 31, 1995 and that all dividends were reinvested.

(2) The Company has altered the composition of its peer group this year. The objective in selecting the New Industry Peer Group, as it was in selecting the Old Industry Peer Group, is to select companies that are similar to the Company in regards to petroleum refining operations. The Company has removed Ashland, Inc. from the New Industry Peer Group because Ashland, Inc. contributed substantially all of its refining, marketing and transportation assets to Marathon Ashland Petroleum LLC. and a lower percentage of that company's net operations are refining and marketing as compared to the other companies in the New Industry Peer Group. The Company has removed Getty Realty Corporation from the New Industry Peer Group because Getty Realty Corp. is a real estate company specializing in the ownership, leasing and management of gasoline stations and convenience store properties. The Company has added Frontier Oil Corporation to the New Industry Peer Group because the primary business of Frontier Oil Corporation is crude oil refining and wholesale marketing of refined petroleum products. The New Industry Peer Group is made up of Crown Central Petroleum Corporation, Frontier Oil Corporation, Giant Industries, Inc., Sunoco, Inc., Tesoro Petroleum Corp., Tosco Corporation, Ultramar Diamond Shamrock Corporation and Valero Energy Corporation. It should be noted that almost all of the peer group companies are also engaged in retail gasoline marketing in addition to their refining activities and are engaged in oil and gas exploration and production to a greater extent than is the Company; in addition, most of the peer companies are substantially larger than the Company in terms of assets and sales.

     The stock price performance depicted in the foregoing graph is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such graph by reference.

                        PROPOSED 2000 STOCK OPTION PLAN

     The Board of Directors has recommended, subject to stockholders' approval, adoption of the 2000 Stock Option Plan (the "Plan") to take the place of the current Stock Option Plan (the "1990 Plan"), which was adopted in 1990 and under which no options may be granted after December 31, 2000. There are currently 703,000 shares of Common Stock subject to outstanding options under the 1990 Plan, and additional options for 48,500 shares could be granted prior to the expiration of the 1990 Plan on December 31, 2000.

     This summary of the proposed Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix B and incorporated by this reference.

     The proposed Plan authorizes the grant of nonqualified stock options and incentive stock options to purchase up to an aggregate of 750,000 shares of the Company's Common Stock at exercise prices that generally may be less than, equal to, or greater than the fair market value of the Company's Common Stock at the date of the grant. The plan also provides for issuance of options that are intended to be "performance-based" for purposes of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), so that the Company may preserve its federal income tax deduction for compensation expense relating to such options for its named executive officers. "Performance-based" options must have an exercise price that is not less than 100% of the fair market value of the Company's Common Stock on the date of grant. No more than 75,000 shares may be the subject of "performance-based" options granted to any one individual in any one fiscal year. The authority to grant options under the Plan expires on December 31, 2010.

     Grants of options under the proposed Plan can be made to officers, current or proposed directors, and key employees and consultants of the Company whose services are deemed to be of potential benefit to the Company. Incentive stock options may be granted under the Plan only to employees of the Company or its 50% or more owned corporate subsidiaries, as defined in the Code. As of the date hereof, it is estimated that approximately 30 persons would be eligible to participate in the proposed Plan. No grants under the proposed Plan have been made and it is not currently determinable what grants of options under the proposed Plan may be made to any particular persons.

     Options granted may permit exercise by various means including payment in cash, shares of Common Stock, assignment of proceeds of loans secured by shares to be acquired by exercise, and promissory notes. In the event of certain transactions affecting the Common Stock subject to options under the Plan or in the event of stock splits, stock dividends or changes in the Company's capital structure, the total number of shares that may be subject to options under the Plan and the number of shares subject to options that have theretofore been granted under the Plan may be proportionately adjusted as determined, by the Board of Directors or a designated committee of the Board, to be appropriate to prevent dilution or enlargement of option rights.

     Terms of options, including the number of shares, exercise price, vesting, period of exercisability, methods of exercise, and the degree to which the option is exercisable following termination of employment, will be specified by the Board of Directors or a designated committee of the Board and set out in stock option agreements evidencing specific options granted. Options may not be exercisable for more than 10 years from the date of grant, except that, if the option agreement so provides, an option may in all events remain exercisable for one year after the death of an optionee to the extent the option was exercisable at the date of the optionee's death.

     The proposed Plan authorizes the Company, in the event of an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition or in the event of a recapitalization involving a fundamental change in the Company's capital structure, to terminate all outstanding options under the Plan, whether or not currently exercisable, upon payment to each optionee of an amount equal to the current market value of the shares that could be acquired upon exercise of the option less the exercise price under the option. Alternatively, the Company may elect in such circumstances to cause any outstanding options to be assumed by the surviving or acquiring corporation.

     The Board of Directors or a designated committee of the Board may amend or terminate the Plan at any time without shareholder approval except where such approval is required by law, rule or regulation or to maintain compliance with
Section 162(m)(4)(C) of the Code, provided that no termination or amendment of the Plan may, unless required by law, rule or regulation, adversely affect any previously granted option without the consent of the option holder.

     Federal Income Tax Consequences: It is anticipated that all options granted pursuant to the Plan will be non-qualified stock options for federal income tax purposes. Under presently applicable provisions of the Code, a person who receives a stock option will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an option under the Plan. Upon the exercise of an option, the optionee will generally be deemed to receive ordinary compensation income equal to the difference between the fair market value of the stock acquired at the date of exercise of the option and the exercise price paid by the optionee. Subject to the possible application of certain limitations in the case of options granted to highly compensated officers, the Company will generally have a federal income tax deduction for compensation expense in an amount equal to the amount treated as ordinary income by the optionee. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. It is not currently anticipated that incentive stock options as authorized by the Code will normally be granted under the Plan. However, if an incentive stock option were granted to an employee under the Plan, the employee would not be taxed for federal income tax purposes either at the time of grant or at exercise, but the difference between the exercise price and the fair market value of the optioned Company Stock on the date of exercise would be treated as an item of preference for purposes of the alternative minimum tax. Assuming that the employee did not dispose of the stock until the later of one year after exercise or two years after grant of the incentive stock option, any gain on subsequent sale of the stock would be taxable at capital gain rates. The Company would generally not be allowed an income tax deduction with respect to the optionee's exercise of an incentive stock option assuming that the optionee satisfied the holding period requirement.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voted on this matter at the Annual Meeting, a quorum being present, will be required to approve the Plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect. Shareholder approval is needed in order to preserve the Company's federal income tax deduction for certain "performance-based" options, to permit the issuance of incentive stock options under the Plan, and to comply with listing rules of the American Stock Exchange.

              STOCKHOLDER PROPOSAL REGARDING A SALE OF THE COMPANY

     The Company has been advised that William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who holds 1,000 shares of the Company's Common Stock, intends to submit the following proposal at the Annual Meeting:

                          "MAXIMIZE VALUE RESOLUTION"

          "Resolved that the shareholders of Holly Corporation urge the Holly Corporation Board of Directors to arrange for the prompt sale of Holly Corporation to the highest bidder.

          "The purpose of the Maximize Value Resolution is to give all Holly Corporation shareholders the opportunity to send a message to the Holly Corporation Board that they support the prompt sale of Holly Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Holly Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Holly Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

          "The prompt auction of Holly Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

          "The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

    STATEMENT OF THE BOARD OF DIRECTORS OF THE COMPANY IN OPPOSITION TO THE
                              STOCKHOLDER PROPOSAL

     The Board of Directors of the Company recommends that you vote "AGAINST" this proposal for the following reasons:

          A fundamental goal of the Company's Board of Directors and its management is to maximize stockholder value and the operations of the Company are conducted and managed with this goal in mind. The Board continues to seek to maximize stockholder value through on-going initiatives designed to increase operating efficiencies and enhance the profitability of the Company's operations. A key recent initiative to enhance stockholder value is the Company's cost reduction and production efficiency program that was announced in May 2000 and is currently being implemented. In addition, the Board, in consultation with its advisors, reviews on a regular basis strategic alternatives and opportunities available to the Company in furtherance of maximizing stockholder value.

          The Board believes that efforts seeking to force a sale of the Company are not in the best interests of the Company and its stockholders and that such efforts could seriously prejudice stockholders' financial interests. While the Board recognizes that the proposal only requests certain action by the Board and does not obligate the Board to take any action, an announcement that the proposal has been adopted could damage the Company's long-term relationships with its customers and employees. This could adversely impact the Company's ability to effectively compete in the short and long term, resulting in a possible decline in revenues, profits and, in turn, stockholder value. The Board believes that efforts to force a sale would be particularly unwise in the current circumstance where the market value of the Company's stock appears to have been adversely affected to a substantial degree by the pendency of the Longhorn Partners Pipeline, L.P. lawsuit, which the Company believes is without merit.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THE PROXIES.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting is required for approval of the stockholder proposal. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Ernst & Young LLP, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2001 fiscal year. Ernst & Young LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the stockholders' meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders to be considered for presentation at the Company's 2001 Annual Meeting should be received by the Company by July 16, 2001, in order to be considered for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

                         FINANCIAL STATEMENTS AVAILABLE

     A copy of the Company's 2000 Annual Report containing the audited consolidated balance sheet at July 31, 2000 and 1999, and the related consolidated statements of income, cash flows, stockholders' equity and comprehensive income for each of the three fiscal years ended July 31, 2000, is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the 2000 fiscal year and has discussed with representatives of Ernst & Young LLP, the Company's independent auditors for the 2000 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2000 fiscal year be included in the Company's Annual Report on Form 10-K for the 2000 fiscal year for filing with the Securities and Exchange Commission.

                   Audit Committee of the Board of Directors

Marcus R. Hickerson,                    Thomas K. Matthews, II
      Chairman                          Robert G. McKenzie
A.J. Losee

     The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

     If you have shares registered directly with the Company's transfer agent, you may choose to vote those shares via the Internet or by telephone. Specific instructions for registered shareholders interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions.

     Votes submitted via the Internet or by telephone must be received by the transfer agent by 12:00 midnight Eastern Standard Time on December 13, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                                    W. JOHN GLANCY
                                                      Secretary

                                                                      APPENDIX A

                               HOLLY CORPORATION
                                AUDIT COMMITTEE
                                    CHARTER
                       ADOPTED BY THE BOARD OF DIRECTORS
                                  JUNE 9, 2000

     Organization: The Holly Corporation Audit Committee (the "Committee") shall consist of at least three Directors, one of whom shall be designated by the Board of Directors (the "Board") as the Chairman. The Committee shall have as members only Directors of Holly Corporation (the "Company") who are independent under the standards applicable to companies whose shares are listed on the American Stock Exchange. Each member of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board in its business judgment.

     Statement of Policy: The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders of the Company relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, outside auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

     Responsibilities and Processes: The outside auditor for the Company is ultimately accountable to the Board and the Committee as representatives of the Company's shareholders. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's outside auditor. The Committee has responsibility for ensuring its receipt from the outside auditor for the Company of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee has responsibility for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

     The Committee will, as it deems necessary in its business judgment, carry out the following processes:

     - Annually, the Committee shall review and recommend to the Board the selection of the Company's outside auditor for the current fiscal year.

     - The Committee, or the Chairman or a member designated by the Chairman, shall review with management and the independent auditor the Company's Quarterly Report on Form 10-Q prior to the filing of such report for each quarter.

     - Prior to the filing of the Company's Annual Report on Form 10-K, the Committee shall review and discuss the audited financial statements with management and discuss with the outside auditor the matters required to be discussed by relevant auditing standards. The Committee shall report to the Board and to the shareholders whether, based on such review and discussions, the Committee recommends to the Board that the most recent year's audited financial statements be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

     - The Committee shall meet privately (without members of management present) with the outside auditor at least once each year and, when requested, with the Company's General Counsel.

     - Prior to the commencement of each annual audit, The Committee shall discuss with the outside auditor the overall scope and plans for the audit including the adequacy of staffing and compensation.

     - The Committee shall discuss with management and the outside auditor the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     - The Committee shall review annually the continued adequacy of the Committee's Charter.

     - The Committee shall receive periodic reports from management on all matters within the Committee's area of responsibilities, including as appropriate (i) the Company's accounting and financial reporting practices, (ii) accounting, financial reporting, legal and tax developments of significance to the Company, and (iii) the status and results of special studies conducted for the Company by independent auditors.

     The Committee Chairman shall make regular reports to the Board on the Committee's activities.

     Miscellaneous:

     - Nothing in this Charter will, or will be deemed to, increase, expand or modify in any manner adverse to any member of the Committee the duties, obligations, or responsibilities of any member of the Committee, it being the intent and purpose of this Charter to grant enabling power to the Committee.

     - Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Committee, such member's right to rely on statements and certifications made by the Company's officers, employees, agents, counsel, experts and auditors.

     - Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Committee to indemnification and advancement of expenses under the Bylaws of the Company or under any contract, agreement, arrangement or understanding benefitting such member.

     - Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, be construed to create any legally enforceable duty, liability or obligation on the part of the Committee or any of its members.

                                                                      APPENDIX B

                               HOLLY CORPORATION
                             2000 STOCK OPTION PLAN

1. PURPOSE.

     The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Holly Corporation (the "Company") by strengthening the ability of the Company and its subsidiaries to attract and retain key personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership. This Plan replaces the Company's Stock Option Plan as amended in 1990 (the "Prior Plan"), which terminates as to the grant of additional options on December 31, 2000 but continues after December 31, 2000 to govern options granted under the Prior Plan.

2. SHARES SUBJECT TO THE PLAN.

     The aggregate amount of stock for which options may be granted under this Plan after December 31, 2000 shall not exceed 750,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"). The shares issuable pursuant to stock options may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any share subject to unexercised portions of options granted under this Plan which shall have been terminated, been cancelled or expired, may again be subject to options under this Plan. Notwithstanding the foregoing, no more than 75,000 shares may be subject to options that are intended to be "performance-based compensation," as that term is used in Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the "Code"), granted to any one Participant in any fiscal year; solely for purposes of this limitation, options that are cancelled continue to count against the limit, and options that are repriced are treated as if they had been cancelled and new grants made. Subject to compliance with requirements of applicable law, regulations and rules, the limitations set forth in this Section on the aggregate amount of stock for which options may be granted under the Plan and on the number of shares that may be subject to options intended to be "performance-based compensation" are subject to adjustment as provided in
Section 9.

3. ELIGIBILITY.

     Options hereunder may be granted to any officer, current or proposed director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its wholly-owned or partially-owned subsidiary corporations or partnerships; provided, however, that incentive stock options may only be granted to employees of the Company or its subsidiary corporations (as defined in Section 424(f) of the Code). The Board of Directors of the Company or the Committee (as defined below) shall determine which persons are to be granted options hereunder, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the period of each option, limitations (if any) on exercisability of each option (including the $100,000 limit on incentive stock options first exercisable by an individual in any calendar year), limitations (if any) on the transferability of each option (provided that any incentive stock options shall be non-transferable other than at death, and during the employee's lifetime may be exercised only by the employee), whether such option shall be treated as an incentive stock option under Section 422 of the Code or as a nonqualified option, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan.

4. ADMINISTRATION.

     The Plan shall be administered by the Board of Directors of the Company, or, if the Board of Directors so chooses, by a Committee. The term "Committee" refers to the Stock Option Committee or other committee of the Board of Directors duly appointed to administer the Plan and having such powers as may be specified by the Board of Directors. Unless the powers of the Committee have been specifically limited by the Board of Directors, the Committee shall have all of the powers of the Board of Directors granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee may appoint a subcommittee (the "Outside Directors Committee") of two or more outside directors as defined for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the "Code"). The Outside Directors Committee, if appointed, shall have the exclusive authority to approve grants under the Plan to the chief executive officer of the Company and to other executive officers whose compensation may otherwise exceed the deduction limit of Section 162(m) of the Code. Grants approved by the Outside Directors Committee will be subject to ratification by the Committee as a whole or by the Board of Directors if the Board of Directors so provides in authorizing the Committee. Subsequent references in this Plan to the "Board" shall include the Committee, if one is appointed. Options under the Plan may be granted only by the Board. Stock Option Agreements, in form as approved by the Board, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Board, may be executed on behalf of the Company by the Chairman of the Board and Chief Executive Officer, the President, or any Executive Vice President of the Company. The Board shall have complete authority to construe, interpret and administer this Plan; to prescribe, amend and rescind rules and regulations pertaining to it; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretation and construction made by the Board with respect to any aspect of the Plan and any option granted pursuant thereto shall be final and conclusive.

5. OPTION PRICE.

     The purchase price or prices for Common Stock under each option shall be determined by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the Common Stock at the time of the granting of the option, provided that the exercise price per share for any option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an incentive stock option under Section 422 of the Code shall be not less than the fair market value of a share of Common Stock as of the effective date of grant of the option (or such greater amount as may be required by applicable provisions of the Code). The optionee may pay the purchase price upon exercise of a stock option in cash, by check or cash equivalent, or, with the consent of the Board, (i) by tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the optionee having a fair market value (based upon the closing price of the Common Stock on the date immediately preceding the date of exercise as listed in The Wall Street Journal (Southwest Edition)) not less than the exercise price, (ii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iii) by the optionee's promissory note in a form approved by the Board, (iv) by such other consideration to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form of Stock Option Agreement, or by other means, grant options that permit some or all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict the use of one or more forms of consideration specified in this Section 5.

6. TERMS OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE.

     The period during which such option granted pursuant to this Plan may be exercised in whole or in part shall be determined by the Board with respect to each option, at the time of grant, provided that no option granted pursuant to this Plan shall, by its terms, be exercisable more than ten years after the date of its grant (five years in the case of an incentive stock option granted to a ten percent stockholder), other than in the event of the death of an optionee as provided in Section 8. The Company shall not be obligated to issue any fractional shares (nor shares in lots of less than 100 shares) upon the exercise of any options granted under this Plan. No optionee nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which it has been exercised has been paid.

7. TERMINATION OF EMPLOYMENT.

     The Board shall determine at the time each option is granted what limits shall apply to the exercise of the option in the event an optionee shall cease to be employed by the Company or a subsidiary for any reason other than death. Neither this Plan nor any option granted hereunder is intended to confer upon any optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a subsidiary or affiliate, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any written employment contract).

8. DEATH OF OPTIONEE.

     Unless otherwise provided as a term of any option granted under this Plan, in the event of the death of an optionee while in the employ of the Company or of a subsidiary or affiliate, the option theretofore granted to him shall be exercisable within the year next succeeding such death (even if the option would otherwise expire prior to one year from the date of death) but only to the extent that the optionee was entitled to exercise the option at the date of his death.

9. DILUTION OR OTHER ADJUSTMENTS.

     In the event that there is any change in the Common Stock subject to being optioned under this Plan or subject to options granted hereunder, through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of such stock payable in stock of the same class or the issuance to such holders of rights to subscribe to stock of the same class, or in the event of any change in the capital structure of the Company, the Board shall, subject to any requirements of applicable law, regulations and rules, make such adjustments with respect to any provision or provisions of the Plan, including but not limited to the limitations on options that may be granted under the Plan as set forth in Section 2, and with respect to options theretofore granted under the Plan as the Board deems appropriate to prevent dilution or enlargement of option rights. The determinations of the Board pursuant to this Section 9 shall be final, binding and conclusive.

10. EXPIRATION AND TERMINATION OF THE PLAN.

     Authority to grant stock options under the Plan will expire on December 31, 2010 (except that no incentive stock options may be granted later than ten years from the date of stockholder approval of the Plan). Options may be granted prior to the expiration of the Plan as long as the total number of shares which may be issued pursuant to options granted and outstanding under this Plan does not (except as provided in Section 9 above) exceed the limitation of Section 2 above. This Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan.

11. RESTRICTION ON ISSUANCE OF SHARES.

     The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless

          (a) the shares with respect to which the option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

          (b) the prior approval of such sale or issuance has been obtained from any State regulatory body having jurisdiction; and

          (c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If shares to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon exemptions from the registration requirements of applicable federal securities laws, to enable the Company to avail itself of such exemptions the optionee, if so requested by the Company, shall furnish to the Company such evidence and representations satisfactory to it as may be reasonably necessary with respect to such exemptions.

12. PROCEEDS.

     The proceeds to be derived by the Company upon exercise of any option granted under this Plan will be used for general corporate purposes.

13. RIGHT OF COMPANY TO TERMINATE OPTIONS.

     In the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition or (ii) a recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate all outstanding options, whether or not currently exercisable, under this Plan upon payment to each optionee of an amount equal to the current market value of the shares that could be acquired upon exercise of the optionee's option less the exercise price with respect to that option. Upon tender of payment by the Company to an optionee pursuant to this provision, the option held by such optionee shall automatically terminate. Alternatively, the Company, in its discretion, may make arrangements in such circumstances for the acquiring or surviving corporation to assume any or all outstanding options and substitute on equitable terms options on the stock of such acquiring or surviving corporation.

14. AMENDMENT OF THE PLAN.

     The Board may terminate or amend the Plan at any time. Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there may be (a) no change in the material provisions regarding performance-based compensation pursuant to Section 162(m)(4)(C) of the Code, and (b) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation, rule, or applicable stock exchange listing requirement. No termination or amendment of the Plan may adversely affect any then outstanding option, or any unexercised portion thereof, without the consent of the optionee, unless such termination or amendment is required to comply with any applicable law, regulation, rule, or applicable stock exchange listing requirement.

15. STOCKHOLDERS' APPROVAL.

     The Plan is expressly made subject to approval by the affirmative votes of the holders of a majority of the outstanding shares of the Common Stock of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company; if such approval has not been obtained on or before September 22, 2001, the Plan shall not enter into effect.

                                                                     HOLLY-PS-00

                                  DETACH HERE


                                     PROXY

                               HOLLY CORPORATION

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 14, 2000

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Lamar Norsworthy, Gerard L. Regard and Matthew P. Clifton, or any of them or their substitutes, are hereby appointed proxies to represent and to vote the stock of Holly Corporation standing in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held in Artesia, New Mexico on December 14, 2000, and at all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS YOU DO NOT NEED TO MARK ANY OF THE BOXES. JUST DATE AND SIGN ON THE REVERSE SIDE.



-----------                                                      -----------
SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                             SIDE
-----------                                                      -----------

[HOLLY CORPORATION LOGO]                                     THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.



VOTE BY TELEPHONE                          VOTE BY INTERNET

It's fast, convenient, and immediate!      It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone       is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:              FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY             1. READ THE ACCOMPANYING PROXY
    STATEMENT/PROSPECTUS AND PROXY             STATEMENT/PROSPECTUS AND PROXY
    CARD.                                      CARD.

 2. CALL THE TOLL-FREE NUMBER               2. GO TO THE WEBSITE
    1-877-PRX-VOTE (1-877-779-8683).           http://www.eproxyvote.com/hoc

 3. ENTER YOUR 14-DIGIT VOTER CONTROL       3. ENTER YOUR 14-DIGIT VOTER CONTROL
    NUMBER LOCATED ON YOUR PROXY CARD          NUMBER LOCATED ON YOUR PROXY CARD
    ABOVE YOUR NAME.                           ABOVE YOUR NAME.

 4. FOLLOW THE RECORDED INSTRUCTIONS.       4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/hoc
                                           anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


ZHLY4A                                                      DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL
NOMINEES AS DIRECTORS, FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN, AGAINST THE STOCKHOLDER PROPOSAL REGARDING A SALE OF THE
COMPANY AND IN THE DISCRETION OF THOSE AUTHORIZED TO VOTE THIS PROXY ON ANY OTHER BUSINESS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

    1. Election of Directors:                                                                                 FOR   AGAINST  ABSTAIN
                                                                       2. Approval of 2000 Stock Option Plan. [ ]     [ ]      [ ]
       NOMINEES: (01) M.P. Clifton, (02) W.J. Glancy,
       (03) W.J. Gray, (04) M.R. Hickerson, (05) A.J. Losee,           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.
       (06) T.K. Matthews, (07) R.G. McKenzie, (08) L. Norsworthy
       and (09) J.P. Reid                                                                                     FOR   AGAINST  ABSTAIN
                                                                       3. Stockholder proposal regarding sale [ ]     [ ]      [ ]
           FOR    [ ]               [ ] WITHHELD                          of the Company.
           ALL                          FROM ALL
         NOMINEES                       NOMINEES                       4. Other Business - Voting upon any other business properly brought before the meeting or any adjournment thereof.
    [ ]
       -----------------------------------------                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [ ]
        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
                                                                       Receipt of the Company's Annual Report for its 2000 fiscal year, Notice of Annual Meeting and related Proxy Statement is hereby acknowledged, and all former proxies are hereby
                                                                       revoked.

                                                                       Please sign below exactly as name(s) appear(s) hereon. Joint tenants should both sign. Executors, administrators, trustees or guardians should show their capacity as such. Corporations should sign by President or other authorized officer and
                                                                       indicate such title.

Signature:                                     Date:             Signature:                                        Date:
          -----------------------------------       ------------           --------------------------------------       ------------